UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, the Nasdaq Listing Qualifications Department (“Staff”) notified Chanticleer Holdings, Inc., a Delaware corporation (“Chanticleer” or the “Company”) on February 18, 2016, that the bid price of its listed securities had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2). Therefore, in accordance with Listing Rule 5810(c)(3)(A), Chanticleer was provided 180 calendar days, or until August 16, 2016, to regain compliance with the Rule. Subsequently, on August 17, 2016, Chanticleer was provided an additional 180 calendar day compliance period, or until February 13, 2017, to demonstrate compliance.

Chanticleer has not regained compliance with Listing Rule 5550(a)(2). Chanticleer intends to appeal the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE (which Form would remove the Company’s securities from listing and registration on The Nasdaq Stock Market) pending the Panel’s decision.

As part of its plan to regain compliance, Chanticleer’s Board of Directors has already approved an anticipated reverse stock split at a ratio of up to 1-for-10, which will be placed on the proxy for vote at the Company’s upcoming shareholder meeting expected in May.

Item 8.01. Other Events.

On February 10, 2017, Chanticleer completed the final closing of its standby placement to the public of units, consisting of shares of the Company’s Series 1 Preferred Stock and Series 1 Warrants, that were previously unsubscribed in the Company’s rights offering. With the final closing, the total subscription proceeds received by the Company in its rights offering and related standby placement amounted to $848,826 before payment of the dealer-manager and placement agent fees and other offering expenses. As required under our agreement with creditors, 90% of the net proceeds are expected to be applied to certain of the Company’s current debt obligations.

Forward-Looking Statements:

Any statements that are not historical facts contained in this Current Report on Form 8-K are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date the statements were made, and the company does not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: February 15, 2017	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer